EXHIBIT 11

                                                       A. O. SMITH CORPORATION
                                              COMPUTATION OF EARNINGS PER COMMON SHARE
                                              YEARS ENDED DECEMBER 31, 1994, 1993, 1992
                                               (000 omitted except for per share data)

                                                               1994              1993           1992
  Primary
    Earnings
     Earnings before cumulative effect of
      change in accounting principles                        $57,347           $42,678        $27,206
     Deduct:
      Preferred dividends paid                                  -                 -               856
                                                           ---------           -------        -------
     Earnings before cumulative
      effect of change in accounting
      principles after preferred dividends                    57,347            42,678         26,350
     Tax credits realizable under FAS
       No. 109                                                  -                 -             1,600
                                                            --------          --------        -------
     Earnings before effect of postretirement
      benefits                                                57,347            42,678         27,950
     Change in method of accounting for
      postretirement benefits                                   -                 -           (46,122)
                                                            --------         ---------       --------
     Net earnings (loss) applied to
      common stock                                           $57,347           $42,678       $(18,172)
                                                             =======           =======       ========
   Shares
     Weighted average number of common
      shares outstanding                                  20,865,651        20,538,940     18,865,070
   Per share amounts
     Earnings before cumulative effect of
      accounting changes                                       $2.75             $2.08          $1.40
     Realization of tax credits                                  -                 -              .08
                                                              ------             -----          -----
     Earnings before effect of postretirement
      benefits                                                  2.75              2.08           1.48
     Change in postretirement benefits                           -                 -            (2.44)
                                                              ------            ------          -----
     Net earnings (loss)                                       $2.75             $2.08         $ (.96)
                                                              ======            ======          =====
  Assuming full dilution
    Earnings
     Earnings before cumulative effect
      of change in accounting principles                     $57,347           $42,678       $ 27,206
     Tax credits realizable under FAS
      No. 109                                                   -                 -             1,600
                                                             -------          --------        -------
     Earnings before effect of postretirement
      benefits                                                57,347            42,678         28,806
     Change in method of accounting for
      postretirement benefits                                   -                 -           (46,122)
                                                             -------          --------        -------
     Net earnings (loss)                                     $57,347           $42,678       $(17,316)
                                                             =======           =======        =======
   Shares
     Weighted average number of common shares
      outstanding                                         20,865,651        20,538,940     18,865,070
     Assuming conversion of preferred stock                    -                 -          1,192,108
     Assuming exercise of options reduced by
      the number of shares which could have been
      purchased with the proceeds from exercise
      of such options                                          -                 -            469,524
                                                          ----------        ----------     ----------
     Weighted average number of common shares
      outstanding as adjusted                             20,865,651        20,538,940     20,526,702
                                                          ==========        ==========     ==========
   Per share amounts
     Earnings before cumulative effect of
      accounting changes                                       $2.75             $2.08          $1.33
     Realization of tax credits                                  -                 -              .08
                                                              ------            ------          -----
     Earnings before effect of postretirement
      benefits                                                  2.75              2.08           1.41
     Change in postretirement benefits                           -                 -            (2.25)
                                                               -----             -----         ------
     Net earnings (loss)                                       $2.75<F2>         $2.08<F2>     $ .(84)<F1>
                                                               =====             =====         ======

     <F1>  An antidilutive fully diluted net loss per share amount is presented for 1992 because the impact of conversion of preferred stock on earnings before accounting changes is dilutive.

     <F2>  Due to the absence of any materially dilutive securities the fully diluted earnings per share amounts are the same as the primary earnings per share amounts for 1993 and 1994.